UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2021 (March 1, 2021)

ENERGY FUELS INC.

(Exact Name of Registrant as Specified in Charter)

Ontario	001-36204	98-1067994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 600

Lakewood, Colorado

80228
 (Address of Principal Executive Offices, and Zip Code)

(303) 974-2140
Registrant's Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	UUUU EFR	NYSE American LLC Toronto Stock Exchange
Warrants to Purchase Common Shares	UUUU-WT EFR.WT	NYSE American LLC Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	re-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On March 1, 2021, Energy Fuels Inc. (“Energy Fuels”) announced a new rare earth production initiative with Neo Performance Materials (“Neo”) spanning European and North American critical material supply chains. The initiative involves processing monazite sands, a byproduct from heavy mineral sands mined in the southeastern United States, into a mixed rare earth carbonate (“RE Carbonate”) by Energy Fuels in Utah for use as feed material for Neo’s value-added separated rare earth production plant in Europe, together with the continued evaluation by Energy Fuels of additional U.S rare earth production capabilities in the future.

Under an agreement in principal signed today by the companies' respective affiliates, subject to completion of definitive agreements, Colorado-based Energy Fuels will process natural monazite sands into an RE Carbonate beginning in March or April 2021 and ship a portion of that production to Neo's rare earth separations facility in Sillamäe, Estonia ("Silmet"). Neo will then process the RE Carbonate into separated rare earth materials for use in rare earth permanent magnets and other rare earth-based advanced materials. Because of increasing demand for value-added rare earth materials in European manufacturing, Toronto-based Neo seeks to expand and diversify its current supplies of rare earth feedstock at Silmet, which is the only operational rare earth separations facility in Europe. Silmet has been separating rare earths into commercial value-added products for more than 50 years.

In addition to supplying RE Carbonate to Neo, Energy Fuels is also evaluating the potential to develop U.S. separation capabilities at its White Mesa Mill, or nearby, as it works to increase its monazite sand ore supplies, thereby fully integrating a U.S. rare earth supply chain in the coming years, in addition to supplying RE Carbonate to European markets.

Typical monazite ore has a higher value than other rare earth bearing ores, as it contains 50% - 60%+ total rare earth content, plus 0.20% - 0.30% recoverable natural uranium, which is the typical grade of uranium found in uranium mines that have historically fed the White Mesa Mill. This means that, in addition to extracting the high concentrations of rare earths from the monazite ore, the White Mesa Mill will also extract the naturally occurring uranium in this ore, which Energy Fuels will sell to power clean, carbon-free nuclear energy.

Energy Fuels will produce its RE Carbonate from natural monazite sands supplied by U.S.-based Chemours Company ("Chemours") under a sales agreement between Energy Fuels and Chemours that was announced on December 14, 2020. Chemours will supply Energy Fuels with a minimum quantity of 2,500 tons per annum of natural monazite ore produced in the state of Georgia, and elsewhere in the southeast U.S. Upon completion of the current commercial-scale pilot program at the White Mesa Mill, Neo's Silmet facility expects to purchase and process a minimum of 840 metric tonnes of total rare earth oxides ("TREO") per year from Energy Fuels, which is in addition to Silmet's current production. This would represent approximately 80% of Energy Fuels production from current Chemours supplies.

Significant quantities of natural monazite ore are produced around the world as a byproduct of zircon and titanium production from heavy mineral sand operations, including large resources in the U.S., Australia, India, South Africa, and other nations. Energy Fuels is seeking to secure additional quantities of monazite ores that it can use to further this program and has a goal of processing 15,000 tons or more per year in the future. For perspective, 15,000 tons of monazite per annum would represent approximately 2% of the White Mesa Mill's existing throughput capacity and less than 1% of its existing tailings capacity but contain rare earths equal to roughly 50% of total current U.S. demand.

Neo and Energy Fuels have been working in a technical collaboration since April 2020 to establish a monazite processing and RE Carbonate production capacity at Energy Fuels' White Mesa Mill plant. As previously announced, Energy Fuels successfully produced RE Carbonate at the White Mesa Mill in October 2020 from monazite sands. Neo's Silmet facility in Estonia has successfully processed trial quantities of Energy Fuels' RE Carbonate. When ramped up to commercial scale, this new rare earth supply chain is expected to constitute the first time in over twenty years that monazite ore from the U.S. will be used as a feedstock to manufacture separated rare earth materials outside of China.

Of the 55% TREO typically found in U.S. monazite sands, neodymium and praseodymium ("NdPr") comprises approximately 22% of the TREO. NdPr are among the most valuable of the rare earth elements, as they are the key ingredient in the manufacture of high-strength permanent magnets that are essential to the lightweight and powerful motors required in electric vehicles, permanent magnet wind turbines used for renewable energy generation, and a variety of other modern technologies, including, mobile devices and defense applications.

Additionally, because monazite is typically a byproduct from other mining operations, processing monazite ore for the recovery of rare earths, along with the contained uranium, is expected to be at a relatively low cost, since no new mining needs to be licensed, financed, and developed. Furthermore, Energy Fuels will utilize its existing White Mesa Mill to produce the RE Carbonate, and Silmet will utilize its existing separations facility, thereby avoiding the need to license, finance and develop new facilities with these capabilities.  As a result, producing rare earths and uranium from existing mining, processing, and separation facilities is not only expected to be at a relatively low cost, it will result in a much smaller environmental footprint when compared to other projects.

Under the terms of the current agreement, Energy Fuels will supply to Silmet increasing amounts of RE Carbonate for pilot-scale production and full commercial qualification.  Implementation of this initiative is subject to successful pilot-scale operations, execution of definitive agreements, and optimization of the companies' production processes.

Cautionary Statements Regarding Forward Looking Statements

This current report on Form 8-K contains "forward-looking statements" within the meaning of United States securities laws. Forward-looking statements may relate to future events or future performance of Neo or Energy Fuels. All statements in this current report on Form 8-K, other than statements of historical facts, with respect to Neo's or Energy Fuels’ objectives and goals, as well as statements with respect to their beliefs, plans, objectives, expectations, anticipations, estimates, and intentions, are forward-looking statements. Specific forward-looking statements in this discussion include, but are not limited to, the following: any expectation that the White Mesa Mill will be successful in producing RE Carbonate on a commercial basis; any expectation that Silmet will be successful in separating the White Mesa Mill’s RE Carbonate on a commercial basis; any expectation that Energy Fuels will be successful in increasing its supplies of monazite sand ore supplies, developing U.S. separation capabilities at the White Mesa Mill or nearby, or otherwise fully integrating the U.S RE supply chain in the future; any expectations with regard to the future demand for rare earth materials; any expectation with respect to the quantities of monazite ore to be acquired by Energy Fuels, the quantities of RE Carbonate to be produced by the White Mesa Mill or the quantities of contained TREO to be acquired by Silmet for separation; any expectations with regard to the cost of producing and separating RE Carbonate; any expectation with regard to the environmental footprint of the planned activities; and any expectation that Neo and Energy Fuels will be successful in completing definitive agreements and hence proceeding with this project. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "continues", "forecasts", "projects", "predicts", "intends", "anticipates" or "believes", or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. This information involves known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include risks associated with: processing difficulties and upsets; available supplies of monazite sands; the ability of the White Mesa Mill to produce RE Carbonate to meet commercial specifications on a commercial scale at acceptable costs; the ability of Silmet to separate the RE Carbonate to meet commercial specifications on a commercial scale at acceptable costs; market factors, including future demand for rare earth elements; and the ability of Neo and Energy Fuels to finalize definitive agreements. Forward-looking statements contained herein are made as of the date of this current report on Form 8-K, and Neo and Energy Fuels disclaim, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management’s estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements. Neo and Energy Fuels assume no obligation to update the information in this communication, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: March 1, 2021	By: /s/ David C. Frydenlund David C. Frydenlund Chief Financial Officer, General Counsel and Corporate Secretary